CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 2, 2004, relating to the financial statements and financial highlights of The American Funds Tax-Exempt Series I, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm", and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.



    PricewaterhouseCoopers LLP
    Los Angeles, California
    September 28, 2004